Exhibit 99.1
Stratos International Announces Fourth Quarter Results
Reports Q4 Revenues of $26 Million, a 26% Increase over Prior Year
CHICAGO, June 14 /PRNewswire-FirstCall/ — Stratos International, Inc. (Nasdaq: STLW), today announced financial results for its fourth quarter and fiscal year ended April 30, 2007.
Sales for the fourth quarter of fiscal 2007 were $25.5 million. Stratos also recorded license fees and royalty income of $0.6 million. Total revenues were $26.0 million in the fourth quarter of fiscal 2007, a 26% increase over total revenues of $20.7 million in the fourth quarter of fiscal 2006.
The net income attributable to common stockholders for the fourth quarter of fiscal 2007 was $0.6 million, or $0.04 per share on a diluted basis. By comparison, in the fourth quarter of fiscal 2006, Stratos reported a net loss attributable to common stockholders of $1.3 million or $0.09 per share on a diluted basis.
Andy Harris, President and Chief Executive Officer of Stratos, remarked, “Our fourth quarter results reflect the strength of the company we have built over the last several years. Our goal has been to continue to unlock value in this company by improving operations and turning this company profitable.”
Full Year Results
Sales for the fiscal year ended April 30, 2007 were $91.7 million. Stratos also recorded license fees and royalty income of $1.1 million. For comparison, sales for the fiscal year ended April 30, 2006 were $79.0 million, and license fees and royalties were $0.5 million.
The net income attributable to common stockholders for the fiscal year ended April 30, 2007 was $1.3 million, or $0.09 per share. By comparison, for the fiscal year ended April 30, 2006, Stratos reported a net loss attributable to common stockholders of $4.0 million or $0.29 per share.
Common shares outstanding as of April 30, 2007 were 14,500,494 shares. Cash and short-term investments at April 30, 2007 were $33.6 million compared to $30.7 million at April 30, 2006. Capital expenditures were $0.3 million in the fourth quarter of fiscal 2007, and $1.1 million in the full fiscal year 2007, compared to $0.2 million in the fourth quarter of fiscal 2006, and $1.0 million in the full fiscal year 2006.
Fourth quarter and fiscal year results are preliminary, as the company’s auditors have not completed their year-end audit.
Webcast of Investor Call Available Today at 4:00PM Central Time
President and Chief Executive Officer, Andy Harris, and Chief Financial Officer, Barry Hollingsworth will hold a conference call to discuss Stratos’ earnings and operations Thursday, June 14, 2007 at 4:00 p.m. Central Time. Investors and other interested parties may listen to the live web cast by visiting the investor relations section of the Stratos International website at www.stratosinternational.com. An audio replay of the call will be accessible to the public two hours after the call’s completion by calling (800) 642-1687 or (706) 645-9291 and then following the prompts to enter conference ID 3494946. The replay will be available for two days following the call.
A web cast replay will also be available on Stratos’ website.
About Stratos International

Stratos International, Inc. is a leading designer, developer and manufacturer of RF and microwave, as well as optical subsystems, components and interconnect products used in telecom, enterprise, military and video markets.
Stratos has a rich history of optical and mechanical packaging expertise and has been a pioneer in developing several optical devices using innovative form-factors for telecom, datacom and harsh environment applications. This expertise, coupled with several strategic acquisitions, has allowed Stratos to amass a broad range of products and build a strong IP portfolio of more than 150 US patents issued and pending. Stratos currently serves more than 1,300 active customers, primarily in the telecom/datacom, military/aerospace and video markets.
Safe Harbor Statement
This press release contains predictions and other forward-looking statements. All forward-looking statements in this press release are based on information available to Stratos as of the date hereof, and we assume no obligation to update any such forward-looking statements. Forward-looking statements are subject to risks and uncertainties and actual results may differ materially from any future performance suggested. These factors include rapid technological change in the optical communications industry; fluctuations in operating results; Stratos’ dependence on a few large customers; and competition. Other risk factors that may affect the Company’s performance are listed in Stratos’ annual report on Form 10-K and other reports filed from time to time with the Securities and Exchange Commission (the “SEC”).
For additional information, contact Barry Hollingsworth, Vice President & Chief Financial Officer at (708) 457-2379, or email at bhollingsworth@stratosintl.com. Website: www.stratosinternational.com.
STRATOS INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share amounts and shares outstanding)

	Three Months Ended		Twelve Months Ended
	April 30		April 30
	2007	2006	2007	2006
Revenues:
Net sales	25,452	$20,620	91,654	$79,042
License fees and royalties	596	129	1,090	540
Total revenues	26,048	20,749	92,744	79,582

Cost of revenues	15,368	13,071	58,028	50,090
Gross profit	10,680	7,678	34,716	29,492
	41.0%	37.0%	37.4%	37.1%

Operating expenses
Research and development	2,117	2,128	8,177	8,270
Sales and marketing	3,282	2,739	11,141	10,212
General and administrative	5,314	3,993	16,693	15,781
Restructuring and other charges		182		1,023
Litigation settlements, net		(400)		(1,100)
Total operating expenses	10,713	8,642	36,011	34,186

Income (loss) from operations	(33)	(964)	(1,295)	(4,694)

Interest income, net	383	332	1,821	1,219
Other income	251	440	1,118	838

Income (loss) before income taxes	601	(192)	1,644	(2,637)

Income tax provision	3	(226)	(14)	(194)

Net income (loss)	604	(418)	1,630	(2,831)

Preferred Stock Dividends	(17)	$(884)	(346)	$(1,147)

Net income (loss) attributable to Common shareholders (Basic and Diluted)	587	(1,302)	1,284	(3,978)

Net income\loss per share attributable to common shareholders
(Basic)	$0.04	$(0.09)	$0.09	$(0.29)
(Diluted)	$0.04	$(0.09)	$0.09	$(0.29)

Weighted average number of Common Shares outstanding:
Basic	13,678,000	13,827,000	13,672,000	13,888,000

Weighted average number of Common Shares outstanding:
Diluted	14,587,000	13,827,000	14,602,000	13,888,000

STRATOS INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except per share amounts and shares outstanding)

	April 30	April 30
	2007	2006
Assets
Current assets
Cash and cash equivalents	$14,070	$11,742
Short term investments	19,500	19,000
Accounts receivable — net	15,915	13,606
Inventories	19,092	15,482
Prepaid expenses and other current assets	457	2,427
Total current assets	69,034	62,257

Property plant and equipment, net	11,524	16,437
Intangible assets, net of amortization	10,566	11,832
Goodwill and other long lived assets	5,664	5,664
Assets held for sale	2,600	2,864
Other assets	111	100
Total assets	$99,499	$99,154

Liabilities and shareholders’ equity:
Current liabilities
Accounts payable	$5,282	$4,724
Accrued expenses	6,371	6,028
Income taxes payable	176	216
Total current liabilities	11,829	10,968

Redeemable Preferred Stock	982	1,979
Total liabilities	12,811	12,947

Shareholders’ equity
Preferred stock, $0.01 par value: Authorized 1,000,000 shares, issued and outstanding 9,820 and 19,790 shares of Series B redeemable preferred stock at April 30, 2007 and April 30, 2006, respectively	—	—
Common stock, $0.01 par value: Authorized 20,000,000 shares, 15,083,302 shares issued and 14,500,494 shares outstanding at April 30, 2007; 14,942,164 shares issued and 14,640,643 shares outstanding at April 30, 2006	151	149
Cost of shares in treasury	(3,723)	(1,871)
Additional paid in capital	319,847	318,207
Accumulated other comprehensive income	(602)	(9)
Accumulated deficit	(228,985)	(230,269)
Total shareholders’ equity	86,688	86,207

Total liabilities and shareholders’ equity	$99,499	$99,154